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                                                                    EXHIBIT 23.1

                         [Grant Thornton LLP Letterhead]




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Re:      Perceptron, Inc. Registration Statement on Form S-8


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 14, 2002, on our audit of the consolidated financial statements and financial statement schedule of Perceptron, Inc. and Subsidiaries (the "Company") as of June 30, 2002 and for the year ended June 30, 2002 which report is included in the Company's Form 10-K for the year ended June 30, 2002.


Grant Thornton LLP

/S/ Grant Thornton LLP

Southfield, Michigan
March 26, 2003